Exhibit 1.0

Ontario Corporation Number
Numéro de la société en Ontario

630609

For Ministry Use Only A l'usage exclusif du ministere Ministry of Consumer and Business Services CERTIFICATE This is to certify that these articles are effective on	Ministere des Services Aux consommateurs et aux entreprises CERTIFICAT Ceci certifie que les présents status entrent en vigueur le

JANUARY - 8 JANVIER, 2004
s/s Director / Directrice Business Corporations Act / Loi sur les sociétés par actions
ARTICLES OF AMENDMENT STATUTS DE MODIFICATION

Form 3 Business Corporations Act	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT):

INTASYS CORPORATION

Formule 3 Loi sur les sociétés par actions	2.	The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS) Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT):

MAMMA.COM INC.

3.	Date of incorporation/amalgamation: Date de la constitution ou de la fusion:

1985-07-05 (Year, Month, Day) (année, mois, jour)

4.	Complete only if there is a change in the number of directors or the minimum / maximum number of directors.
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal
d'administrateurs a changé.

Number of directors is/are:      or     minimum and maximum number of directors is/are:
Nombre d'administrateurs:      ou    nombres minimum et maximum d'administrateurs:

Number                                        or    minimum and maximum
Nombre ou minimum et maximum

[_____] [_____][_____]

5.	The articles of the corporation are amended as follows: Les status de la société sont modifies de la faç on suivante :

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6.	The amendment has been duly authorized as required by Sections 168 and 170 (as applicable) of the Business Corporations Act.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2004-01-06 (Year, Month, Day) (année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

                           INTASYS CORPORATION
Name of Corporation) (if the name is to be changed by these articles set out current name)
(dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle)

By:/ Par:
s/s David Goldman (Signature) (Signature)	David Goldman, Director (Description of Office) (Fonction)

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